EXHIBIT 10.1

OLD SECOND BANCORP, INC.

2002 LONG-TERM INCENTIVE PLAN

Section 1.              Purpose of the Plan.

The OLD SECOND BANCORP, INC. 2002 LONG-TERM INCENTIVE PLAN (the “Plan”) is intended to provide a means whereby directors (including senior and emeriti directors), officers, and employees of OLD SECOND BANCORP, INC., a Delaware corporation (the “Company”), and the Related Corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and the Related Corporations, and to encourage them to remain with and devote their best efforts to the business of the Company and the Related Corporations, thereby advancing the interests of the Company and its stockholders.  Accordingly, the Company may permit certain directors, officers, and employees to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

Section 2.              Definitions.

The following terms, when used herein and unless the context clearly requires otherwise, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)           “Board” means the board of directors of the Company.

(b)           “Cause” means in the case of a Participant with a then-current written Compensation and Benefit Assurance Agreement (“Change in Control Agreement”), the definition of Cause set forth in the Change in Control Agreement.  For all other Participants, Cause means the (i) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (ii) the conviction of a Participant for the commission of a felony or crime involving turpitude.  “Cause” under either (i) or (ii) shall be determined in good faith by the Company.

(c)           “Change in Control” means in the case of a Participant with a then-current written Change in Control Agreement, the definition of Change in Control set forth in the Change in Control Agreement.  For all other Participants, Change in Control shall be deemed to have occurred if:

(i)            Any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or The Old Second National Bank of Aurora’s (the “Bank”) representing twenty percent (20%) or more of the total voting power represented by the Company’s or the Bank’s then outstanding voting securities; or

(ii)           During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)          The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company of all or substantially all the Company’s or the Bank’s assets.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction.  The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is a equity participant in the purchase company or group (except for (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(e)           “Committee” means a committee appointed by the Board to administer the Plan, or if no Committee is appointed, the Board.  Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two (2) such outside directors.

(f)            “Disability” shall have the meaning ascribed to such term under the Old Second Bancorp, Inc. Long-Term Disability Plan.

(g)           “Effective Date” means January 1, 2002.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(i)            “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

(j)            “Incentive Stock Option” means an award under the Plan that satisfies the general requirements of Section 422 of the Code, namely:  (i) grantees must be employees; (ii) the exercise price may not be less than the fair market value of the underlying Shares at the date of grant; (iii) no more than $100,000 worth of Shares may become exercisable in any year; (iv) the maximum duration of an award may be ten (10) years; (v) awards must be exercised within three (3) months after termination of employment, except in the event of Disability or death; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.

(k)           “Nonqualified Option” means an option award under the Plan that is not an Incentive Stock Option.

(l)            “Participant” means an individual who has an outstanding award granted under the Plan.

(m)          “Related Corporation” means any corporation, bank or other entity which would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Code.

(n)           “Retirement” means Termination of Service, other than for Cause, either (a) after attainment of age sixty-five (65) for directors, or (b) as Retirement is defined under the Old Second Bancorp Pension Plan and Trust for officers and employees.

(o)           “Restricted Stock” means an award of Shares under the Plan that are restricted as to transfer and subject to forfeiture.

(p)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(q)           “Shares” means shares of the common stock, $.01 par value per share, of the Company.

(r)            “Stock Appreciation Rights” means rights entitling the grantee to receive the appreciation in the market value of a stated number of Shares.

(s)           “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(t)            “Termination of Service” means the termination of a person’s status as a director, officer or employee of the Company or a Related Corporation.

Section 3.              Administration of the Plan.

The Plan shall be administered by the Board, or a committee appointed by the Board.  The Board, or the Committee, as the case may be, shall have sole authority to:

(a)           select the directors, officers and employees to whom awards shall be granted under the Plan;

(b)           establish the amount, terms and conditions of each such award;

(c)           prescribe any legend to be affixed to certificates representing such awards;

(d)           interpret the Plan;

(e)           correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement related thereto; and

(f)            adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

All decisions made by the Board, or the Committee, as the case may be, in administering the Plan shall be final.

Section 4.              Shares Subject to the Plan.

The aggregate number of Shares that may be obtained by directors, officers and employees under the Plan shall be 250,000 Shares.  Each person is eligible to receive awards with respect to an aggregate maximum of 125,000 Shares over the term of the Plan.  Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.  Any Shares subject to distribution or payment upon exercise of an award or lapse of restrictions on Restricted Stock but which are not issued because of a surrender, forfeiture, expiration, termination or cancellation shall once again be available for issuance pursuant to a subsequent award.

Section 5.              Stock Options.

(a)           Type of Options.  The Board may issue options that constitute Incentive Stock Options to officers and employees and Nonqualified Options to directors, officers and employees of the Company and the Related Corporations; provided that Nonqualified Options may be granted to a senior director or an emeritus director only if he or she renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant.  The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Stock Option or a Nonqualified Option.

(b)           Terms of Options.  Except as provided in paragraphs (c) and (d) of this Section, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, without limitation, option price, vesting schedule and option term.

(c)           Additional Terms Applicable to All Options.  Each option shall be subject to the following terms and conditions:

(i)            Written Notice.  An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option; provided that the minimum number will not prevent the option holder from exercising an option for the full number of Shares for which it is then exercisable.

(ii)           Method of Exercise. Except as otherwise provided in any written option agreement, the exercise price of an option shall be paid in full (i) in cash; (ii) in Common Stock valued at its Fair Market Value on the date of exercise, provided it has been owned by the optionee for at least six (6) months prior to the exercise; (iii) in cash by an unaffiliated broker-dealer to whom the holder of the option has submitted an exercise notice consisting of a fully endorsed option; (iv) by agreeing to surrender SARs then exercisable by him valued at their Fair Market Value on the date of exercise; (v) by such other medium of payment as the Committee, in its discretion, shall authorize; or (vi) by any combination of clauses (i) through (v) above, as the optionee shall elect.  In the case of payment pursuant to clauses (ii) through (v) above, the optionee’s election must be made on or prior to the date of exercise of the option and must be irrevocable.  In lieu of a separate election governing each exercise of an option, an optionee may file a blanket election that shall govern all future exercises of options until revoked by the optionee.

(iii)          Term of Option.  An option shall be exercisable as provided under the Plan or by the Board.

(iv)          Retirement.  If an optionee’s Termination of Service occurs due to Retirement, his or her options shall become fully vested and exercisable and he or she shall have the right to exercise any Nonqualified Options within a period of three (3) years after the date of Retirement, or as may otherwise be provided by the Committee, and shall have the right to exercise any Incentive Options within the period set forth in subparagraph (d)(ii) of this Section.

(v)           Disability or Death of Optionee.  If an optionee’s Termination of Service occurs due to Disability or death his or her options shall become fully vested and exercisable and he or she, or his or her beneficiary, executor, administrator or personal representative, shall have the right to exercise the options within a period of twelve (12) months after the date of such termination, or as may otherwise be provided by the Committee.

(vi)          Termination for Cause.  If an optionee’s Termination of Service occurs due to Cause, his or her options, whether vested or unvested, shall be immediately forfeited, provided, however, that following a Change in Control, vested options shall not be forfeited under this provision.

(vii)         Death Following Termination of Service.  If an optionee dies following his or her Termination of Service, any vested options may be exercised until the later of (y) one (1) year from the date of death, or (z) the date the exercise period would have otherwise expired due to the reason for the Termination of Service (e.g. Disability or Retirement).

(viii)        Transferability.  No option may be transferred, assigned or encumbered by an optionee, except:  (A) by will or the laws of descent and distribution; (B) by gifting for the benefit of descendants for estate planning purposes; or (C) pursuant to a certified domestic relations order.

(d)           Additional Terms Applicable to Incentive Options.  Each Incentive Option shall be subject to the following terms and conditions:

(i)            Option Price.  The Incentive Option price per Share shall be 100% of the fair market value of a Share on the date the Incentive Option is granted.  Notwithstanding the preceding sentence, the Incentive Option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”) shall not be less than 110% of the fair market value of a Share on the date the option is granted.

(ii)           Term of Option.  Notwithstanding any other provision of the Plan, no Incentive Option may be exercised more than ten (10) years after the date of grant.  No Incentive Option granted to a 10% Stockholder may be exercised more than five (5) years after the date of grant.  Notwithstanding any other provisions hereof, no Incentive Option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of death or Disability, in which case the option may be exercised as provided in subparagraph (c)(v) of this Section.

(iii)          Annual Exercise Limit.  The aggregate fair market value of Shares which first become exercisable with respect to an Incentive Option during any calendar year shall not exceed $100,000.  For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.  To the extent all or any portion of an Option is intended to be an Incentive Option but does not satisfy the limitations of this subsection, that portion which fails to satisfy this subsection shall be deemed a Nonqualified Option for all purposes under the Plan, including any post termination of employment exercise period applicable to the termination of employment.

(iv)          Transferability.  No Incentive Option may be transferred, assigned or encumbered by an optionee, except by will or the laws of descent and distribution, and during the optionee’s lifetime an option may only be exercised by him or her.

(v)           Notice of Disqualifying Dispositions.  If an optionee sells or otherwise disposes of any Shares acquired pursuant to the exercise of an Incentive Option on or before the later of (1) the date two (2) years after the date of grant, and (2) the date one year after the exercise of the Incentive Option (in either case, a “Disqualifying Disposition”), the optionee must immediately notify the Company in writing of such disposition.  The optionee may be subject to income tax withholding by the Company on the compensation income recognized by the optionee from the Disqualifying Disposition.

Section 6.              Restricted Stock Awards.

(a)           Grants.  An award of Restricted Stock under the Plan (“RSAs”) shall be evidenced by a written agreement in such form and consistent with the Plan as the Committee shall approve from time to time.  A grantee can accept an RSA only by signing and delivering to the Company a purchase agreement in such form as the Committee shall establish, and full payment of the purchase price, within thirty (30) days from the date the RSA agreement was delivered to the grantee.  If the grantee does not accept the RSA in this manner within thirty (30) days, then the offer of the RSA will terminate, unless the Committee determines otherwise.

(b)           Restriction Period.  RSAs awarded under the Plan shall be subject to such terms, conditions and restrictions as shall be determined by the Committee at the time of grant, including, without limitation:  (i) prohibitions against transfer; (ii) substantial risks of forfeiture; (iii) attainment of performance objectives; and (iv) repurchase by the Company or right of first refusal for such period or periods as shall be determined by the Committee.  The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

(c)           Restrictions Upon Transfer.  RSAs awarded, and the right to vote underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the restriction period applicable to such Shares, except:  (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order.  Subject to the foregoing, and except as otherwise provided in the Plan, the grantee shall have all the other rights of a stockholder including, without limitation, the right to receive dividends and the right to vote such Shares.

(d)           Lapse of Restrictions.  Each restricted stock agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded under the Plan shall lapse, as determined by the Board.  Upon the lapse of such restrictions, Shares, free of the foregoing restrictive legend, shall be issued to the grantee or his or her legal representative.

(e)           Termination Prior to Lapse of Restrictions.  In the event of a grantee’s Termination of Service prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

(f)            Legends.  Each certificate issued by the Company that represents any Plan Shares pursuant to this Section 6 shall bear the following legend:

“This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Old Second Bancorp, Inc. 2002 Long-Term Incentive Plan and related agreements.  Release from such terms and conditions shall be obtained only in accordance with the provisions of such Plan and agreements, copies of which are on file in the office of the Secretary of said Company.”

Section 7.              Stock Appreciation Rights.

(a)           Grants.  An award of Stock Appreciation Rights under the Plan (“SARs”) may be granted separately or in tandem with or by reference to an option granted prior to or simultaneously with the grant of such rights, to such eligible directors, officers and employees, as may be selected by the Committee, and shall be evidenced by a written agreement in such form and consistent with the Plan as the Committee shall approve from time to time.

(b)           Terms of Grant.  SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option.  SARs shall not be transferable, except:  (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order.

(c)           Termination for Cause.  If an optionee’s Termination of Service occurs due to Cause, his or her SARs, whether vested or unvested, shall be immediately forfeited, provided, however, that following a Change in Control, vested SARs shall not be forfeited under this provision.

(d)           Payment on Exercise.  Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be.  Such excess shall be paid in cash or in such other form as the Committee shall determine.

Section 8.              Amendment or Termination of the Plan

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 12 below) no amendment shall be made without approval of the stockholders of the Company which shall:  (a) materially increase the aggregate number of Shares with respect to which Incentive Stock Option awards may be made under the Plan; or (b) change the class of persons eligible to receive Incentive Stock Option awards under the Plan; provided, however, that no amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

Section 9.              Term of Plan.

The Plan shall be effective upon the date of its adoption by the Board; provided that Incentive Stock Options may be granted only if the Plan is approved by the stockholders within twelve (12) months before or after the date of adoption by the Board.  Unless sooner terminated under the provisions of Section 8 above, options, RSAs and SARs shall not be granted under the Plan after the expiration of ten (10) years from the Effective Date.  However, awards may be exercisable after the end of the term of the Plan.

Section 10.            Rights as Stockholder.

Upon delivery of any Share to a director, officer or employee, such person shall have all of the rights of a stockholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

Section 11.            Merger or Consolidation.

In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may agree to exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger or consolidation.  In the event of a Change in Control, options and SARs shall become immediately and fully exercisable.

Section 12.            Changes in Capital and Corporate Structure.

The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction.  The adjustment shall be made in an equitable manner which will cause the awards and the economic benefits thereof to remain unchanged as a result of the applicable transaction.

Section 13.            Assumption of Awards by the Company.

The Company, from time to time, may substitute or assume outstanding awards granted by it or another company, whether in connection with an acquisition of another company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan.  Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new option rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price.

Section 14.            Service.

An individual shall be considered to be in the service of the Company or a Related Corporation as long as he or she remains a director, officer or employee of the Company or such Related Corporation.  Nothing herein shall confer on any individual the right to continued service with the Company or a Related Corporation or affect the right of the Company or such Related Corporation to terminate such service.

Section 15.            Withholding of Tax.

(a)           Generally.  To the extent the award, issuance, vesting or exercise of option, RSAs or SARs results in the receipt of compensation by a director, officer or employee, the Company may require the director, officer or employee to pay to the Company or the grantee may authorize the Company to withhold a portion of any cash compensation then or thereafter payable to such person, an amount, sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate for the Shares.  If an award is to be paid in cash, the payment will be net of an amount sufficient to satisfy such tax withholding obligations

(b)           Stock Withholding.  To the extent a grantee incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the grantee is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the grantee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.  All elections by a grantee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

Section 16.            Delivery and Registration of Stock.

The Company’s obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Board shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other federal, state or local securities legislation or regulation.  It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation.  The Company shall not be required to deliver any Shares under the Plan prior to:  (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Board shall determine to be necessary or advisable.  The Plan is intended to comply with Rule 16b-3, if applicable.  Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

Section 17.            Indemnification.

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 18.            Legal Construction.

(a)           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

(b)           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)           Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)           Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.